UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
March 26, 2014

ACTIVE HEALTH FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
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(State or Other Jurisdiction of Incorporation)

333-164788                                                                                   26-1736663
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(Commission File Number)     (IRS Employer Identification No.)

6185 Magnolia Ave. , Suite 403,

Riverside, CA 92506
(Address of Principal Executive Offices) (Zip Code)

(951) 360-9970
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe,"

"estimate," "plan," "intend" and "expect" and similar expressions as they relate to All State Properties Holdings, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected changes in market conditions, volatility in the commodities markets, and the ability to successfully reach agreement on acquisition terms. Except as required by the Federal Securities laws, the Company does not undertake any obligation to release publicly, any revisions to any forward-looking statements.

Item 2:

Material Definitive Agreement

On March 26, 2014, the Circuit Court in the Second Judicial District for Leon County, Florida entered an order approving the Settlement Agreement and Stipulation, and Request for Fairness Hearing of the parties (the "Stipulation") in the matter of AGS Capital Group, LLC ("AGS") v. Active Health Foods, Inc. (the "Company"). Under the terms of the Stipulation, the Company agreed to issue to AGS, as settlement of certain liabilities owed by the Company in the aggregate amount of $1,429,705.70 (the "Claim Amount") and shares of common stock (the "Settlement Shares").  AGS had purchased the liabilities from the Company’s creditors (both affiliated and non-affiliated) with a face amount of $1,429,705.70. The total amount of liabilities, as has been reported to the accountants, and as expected to be reported by the Company in its Form 10-Q for the quarter ended March 31, 2014, is $1,429,705.70.

Pursuant to the Stipulation entered into by the parties, the Company agreed to issue to ASC, in one or more tranches as necessary, that number of shares of common stock sufficient to generate net proceeds equal to the Claim Amount, as defined in the Stipulation.  The parties reasonably estimated that, should the Company issue Settlement Shares sufficient to satisfy the entire Claim Amount, the fair market value of such Settlement Shares and all other amounts to be received by AGS would equal approximately $3,200,000.  Notwithstanding anything to the contrary in the Stipulation, the number of shares beneficially owned by AGS shall not exceed 4.99% of the Company's outstanding common stock at any one time.

In connection with the issuance of the Settlement Shares, the Company may rely on the exemption from registration provided by Section 3(a)(10) under the Securities Act.  To date, the Company has not issued any Settlement Shares to ASC.  As such, the full Claim Amount remains outstanding and payable to AGS.   Based upon the reported closing trading price of the Company’s common stock on March 27, 2014 of $0.0136 per share, if all $1,429,705.70 worth of liabilities were satisfied pursuant to the Stipulation through the issuance of  common stock, the Company would issue a maximum of 1,000,000,000 shares.

Signatures

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE HEALTH FOODS, INC.

By:

/S/ Robert E. Gates

Robert E. Gates, CEO

Chief Executive Officer

Date: May 19, 2014